                                                                    EXHIBIT 10.6

                              TRANSFER AGREEMENT

                        Dated as of September 30, 1996

         IKON CAPITAL, INC., a Delaware corporation (the "Originator"), and IKON
                                                      ----------
FUNDING INC., a Delaware corporation (the "Transferee"), agree as follows:
                                           ----------

         PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

          (2) The Originator has Receivables that it wishes to transfer to the Transferee, and the Transferee is prepared to accept such Receivables on the terms set forth herein.

                 NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adverse Claim" means a lien, security interest, or other charge or
          -------------
encumbrance, or any other type of preferential arrangement.

         "Affiliate" means, as to any Person, any other Person that, directly
          ---------
or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

         "Aggregate Adjusted Outstanding Balance"  means, with respect to any
          --------------------------------------
Receivables to be transferred pursuant to Section 2.02, the aggregate Outstanding Balance of the Contracts related to such Receivables less the
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Discount with respect to such Receivables as set forth in the Originator's
General Trial Balance.

         "Alternate Base Rate" means a fluctuating interest rate per annum as
          -------------------
shall be in effect from time to time, which rate shall be at all times equal to the highest of:

         (a) the rate of interest announced publicly by Royal Bank of Canada in New York, New York, from time to time as its base commercial lending rate;

         (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Royal Bank of Canada on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Royal Bank of Canada from three New York certificate of deposit dealers of recognized standing selected by Royal Bank of Canada, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

         (c)   the Federal Funds Rate.

         "Applicable Percentage" means, with respect to any Transfer Amount
          ---------------------
payable with respect to Receivables, a percentage equal to the product of (a) four, (b) the weighted average life of such Receivables expressed in years and fractions thereof and as reported in the most recent Originator Report and (c) the product of (i) average of the Default Ratios for the twelve months preceding the related Transfer Date and (ii) 12.

         "Business Day" means any day on which banks are not authorized or
          ------------
required to close in New York City.

         "Collection Agent" means at any time the Person then authorized
          ----------------
pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

         "Collection Agent Fee" has the meaning specified in Section 6.03.
          --------------------

         "Collections" means, with respect to any Receivable, (a) all cash
          -----------
collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable (including, without limitation, payments under the related Contract due upon or in connection with (i) Obligor's default under the Contract, (ii) loss, theft or damage to the related Equipment, or (iii) renewal of the Contract); provided, that Collections shall not include collections which
           --------
represent the payment of (x) maintenance charges or (y) insurance premiums, (b) all Collections deemed to have been received pursuant to Section 2.04 and (c) all other proceeds of such Receivable.

         "Contract" means a closed-end lease agreement between the Originator
          --------
and an Obligor having an original lease term not exceeding 60 months, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the written contracts approved by the Transferee, pursuant to or under which such Obligor shall be obligated to pay for the lease of equipment from time to time.

         "Credit and Collection Policy" means those receivables credit and
          ----------------------------
collection policies and practices of the Originator in effect on the date of this Agreement applicable to the Receivables and described in Exhibit A hereto, as modified in compliance with this Agreement.

         "Dealer" means each of the Persons set forth on Exhibit B hereto, as
          ------
such Exhibit may be amended from time to time by the Originator with the consent of the Transferee.

         "Debt" means (i) indebtedness for borrowed money, (ii) obligations
          ----
evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Default Ratio" means the ratio (expressed as a percentage) computed
          -------------
as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Related Contracts having one or more Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the Transferor during such month by (ii) the aggregate Outstanding Balance of all Related Contracts on such day.

         "Defaulted Receivable" means a Receivable:
          --------------------

(i) as to which any payment, or part thereof, remains unpaid for 120 more days from the original due date for such payment; or

(ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

(iii) which, consistent with the Credit and Collection Policy, would be retransferred to the related Dealer as uncollectible.

         "Designated Obligor" means, at any time, each Obligor: provided,
          ------------------                                    --------
however, that any Obligor shall cease to be a Designated Obligor upon notice by
-------
the Transferee to the Originator.

         "Designated States" means the states set forth on Exhibit C hereto,
          -----------------
as such Exhibit may be amended from time to time by the Originator with the consent of the Transferee.

         "Dilution" means, with respect to any Receivable, the aggregate
          --------
amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned or repossessed Equipment or services or any cash discount or other adjustment or setoff.

         "Discount" means, with respect to any group of Receivables, the product
          --------
of (a) the aggregate Outstanding Balance of the Related Contracts relating to such Receivables and (b) the Applicable Percentage in respect of such Receivables.

         "Eligible Receivable" means, at the relevant time of determination, a
          -------------------
Receivable:

(i) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto, and is not the federal government, the government of a Designated State or a governmental subdivision or agency of the federal government or the government of a Designated State;

(ii) the Obligor of which has not been disapproved by the Transferee on or prior to the date of the Transfer and which, at the time of the Transfer, is not the Obligor of any Defaulted Receivables;

(iii)  which at the time of the Transfer is not a Defaulted Receivable;

(iv) (a) which arises under a Contract with a remaining term of not more than 60 months and (b) which, according to such Contract, consists of substantially equal monthly Periodic Payments which are required to be paid within 30 days of the billing date therefor;

(v) which arose pursuant to a Contract which is "chattel paper" within the meaning of Section 9-105 of the UCC of the applicable jurisdictions governing the perfection of the interest created in the Receivables;

(vi) which is denominated and payable in United States dollars in the United States;

(vii) which arises under a Contract (a) which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever (except as limited by applicable bankruptcy law), (b) in respect of which, prior to the date it is transferred hereunder, the Equipment has been delivered and accepted and (c) which pursuant to its terms is not cancellable by the lessee before the end of its stated term;

(viii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, consumer leasing, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Transferor, the Originator or the related Obligor is in violation of any such law, rule or regulation in any material respect;

(ix) with regard to which there exists only one executed original Contract, which is in the possession of the Originator on the Transfer Date of such Receivable;

(x) which represents payments due to the Originator and does not represent any payments payable for the account of any Person other than the Originator under the Contract relating to such Receivable or any sales or use tax payable under such Contract;

(xi) which satisfies all applicable requirements of the Credit and Collection Policy;

(xii) which, after giving effect to the acquisition thereof, would not result in the aggregate Outstanding Balance of Related Contracts of any single Obligor exceeding 2% of the aggregate Outstanding Balance of all Related Contracts;

(xiii) as to which, at or prior to the time of the Transfer, the Transferee has not notified the Originator that such Receivable (or class of Receivables) is not acceptable for transfer to the Transferee;

(xiv) the transfer or assignment of which does not contravene any applicable law, rule or regulation; and

(xv)    which was originated by a Dealer.

         "Equipment" means, with respect to any Receivable, office, business
          ---------
or other equipment leased or sold to an Obligor by the Originator pursuant to a Contract (including any modifications or substitutions of equipment pursuant to the Original Contract giving rise to such Receivable).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Event of Termination" has the meaning specified in Section 7.01.
          --------------------

         "Facility" means the willingness of the Transferee to consider
          --------
accepting Transfers of Receivables from the Originator from time to time pursuant to the terms of this Agreement.

         "Facility Termination Date" means the earliest of (i) the Scheduled
          -------------------------
Termination Date, (ii) the date of termination of the  Facility pursuant to
Section 7.01 and (iii) the date which the Originator designates by at least two Business Days' notice to the Transferee.

         "Federal Funds Rate" means, with respect to any day, the rate set
          ------------------
forth in H.15(519) for that day opposite the caption "Federal Funds
                                                      -------------
(Effective)." If on any date of determination, such rate is not published in
----------
H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption "Federal Funds/Effective Rate." If on any date of determination, the appropriate
 ----------------------------
rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

         "General Trial Balance" of the Originator on any date means the
          ---------------------
Originator's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) on such date, listing Obligors and the Receivables respectively owed by such Obligors on such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Transferee.

         "Incipient Event of Termination" means an event that but for notice
          ------------------------------
or lapse of time or both would constitute an Event of Termination.

         "Indemnified Amounts" has the meaning specified in Section 8.01.
          -------------------

         "Obligor" means a Person obligated to make payments to the Originator
          -------
pursuant to a Contract; provided that in the event that any payments in respect of a Contract are made by any other person, such other Person shall be deemed to be an Obligor.

        "Originator Report" means a report, in form and substance satisfactory
         -----------------
to the Transferee, furnished by the Collection Agent to the Transferee pursuant to Section 6.02(b).

        "Outstanding Balance" of any Contract at any date means the net
         -------------------
present value of the total Periodic Payments due to Transferor over the remaining term of the Contract(net of any security deposits or advance rental payments received by Transferor) and not yet paid by the Obligor determined by discounting on a monthly basis each such Periodic Payment from the Settlement Date immediately following the calendar month in which such Periodic Payment is due to the Settlement Date as of which such present value calculation is made at a rate equal to the implied interest rate used by the Originator or the applicable Dealer in originating such Contract (assuming a calendar year consisting of twelve 30-day months).

         "Parent" means Alco Standard Corporation, an Ohio corporation.
          ------

         "Periodic Payments" means the aggregate base rental amounts coming
          -----------------
due on a monthly basis pursuant to the Contracts giving rise to Receivables, excluding any maintenance charges or, with respect to Contracts covering photocopiers, any per copy charges.

         "Person" means an individual, partnership, corporation (including a
          ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Receivable" means the indebtedness of any Obligor under a Contract,
          ----------
and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

         "Receivables Transfer Agreement" means that certain Receivables
          ------------------------------
Transfer Agreement, dated as of the date hereof, among the Transferee, as Originator, Old Line Funding Corp., as issuer, Royal Bank of Canada, as agent, and the Originator, as originator and collection agent, as amended or restated from time to time.

         "Receivables Transfer Request" has the meaning specified in Section
          ----------------------------
2.02(a).

        "Related Contract" means, with respect to a Transfer Date, any
         ----------------
Contract included in the Contracts transferred to the Transferee pursuant to
Section 2.02 on such Transfer Date; provided, that after the Outstanding Balance
                                    --------
of such Contract has been collected, it shall no longer constitute a "Related Contract" hereunder.

         "Related Security" means with respect to any Receivable:
          ----------------

(i) all other security interests or liens and property subject thereto (other than Equipment) from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(ii) all guaranties (other than the Support Agreement) insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable (or insuring for loss or liability with respect to the related Equipment), whether pursuant to the Contract related to such Receivable or otherwise and all of the Transferor's rights (if any) to recourse, repurchase or indemnity against any dealer or other Person from which the Transferor purchased the Contract related to such Receivable; and

(iii) the related Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

         "Scheduled Termination Date" shall mean September 30, 1997; provided
          --------------------------                                 --------
that unless the Transferee notifies the Originator in writing not less than 30 days prior to the then-current Scheduled Termination Date, the Scheduled Termination Date shall be automatically extended to the date that is 364 days following such Scheduled Termination Date.

         "Settlement Date" means the fifteenth calendar day of each month (or
          ---------------
if such day is not a Business Day, the immediately succeeding Business Day); provided, however, that following the occurrence of an Event of Termination,
--------  -------
Settlement Dates shall occur on such days as are selected from time to time by the Transferee or its designee in a written notice to the Collection Agent.

         "Support Agreement" means the operating agreement, dated August 15,
          -----------------
1994 between the Originator and the Parent.

         "Transfer" means a transfer by the Originator of Receivables to the
          --------
Transferee pursuant to Article II.

         "Transfer Date" has the meaning specified in Section 2.02(a).
          -------------

         "Transferee's Interest" means the sum of amounts paid by the
          ---------------------
Transferee to the Originator for each Transfer of Receivables from the Originator pursuant to Section 2.02, reduced from time to time by Collections of such Receivables actually received by the Transferee in excess of the applicable portion of the Collections representing yield (assumed to be 10.75% unless otherwise mutually agreed); provided, however, that such Transferee's Interest
                            --------  -------
shall not be reduced by any Collections to the extent that at any time such Collections are rescinded or must otherwise be returned for any reason.

         "Transferred Receivable" means any Receivable which, pursuant to the
          ----------------------
procedure described in Section 2.02(c), has been identified as a Transferred Receivable.

         "UCC" means the Uniform Commercial Code as from time to time in
          ---
effect in the specified jurisdiction.

         SECTION 1.02.  Other Terms.  All accounting terms not specifically
                        -----------
defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                  ARTICLE II

               AMOUNTS AND TERMS OF TRANSFERS AND CONTRIBUTIONS

         SECTION 2.01.  Facility.  On the terms and conditions hereinafter set
                        --------
forth and without recourse (except to the extent as is specifically provided herein), the Transferee may accept from the Originator Eligible Receivables of the Originator from time to time during the period from the date hereof to the Facility Termination Date. Each Transfer of Receivables shall include the transfer to the Transferee of the Related Security and Collections with respect thereto.

         SECTION 2.02.  Making Transfers.
                        ----------------

         (a) Transfers.  Each Transfer from the Originator shall be made on
             ---------
notice from the Originator to the Transferee given no later than 10:00 A.M. (New York City time) on the date of such Transfer. Each such request for a Transfer (each a "Receivables Transfer Request") shall specify the date of such Transfer
         ----------------------------
(which shall be a Business Day) and the proposed transfer amount (as determined pursuant to Section 2.02(b)) for such Transfer. The Transferee shall promptly notify the Originator whether it has determined to accept such Transfer. On the date of each Transfer (each a "Transfer Date"), the Transferee shall, upon
                               -------------
satisfaction of the applicable conditions set forth in Article III, make available to the Originator the Transfer Amount for such Transfer by deposit of such amount in same day funds to the Originator's account designated by the Originator.

         (b) Determination of Transfer Amount.  The Transfer Amount for the
             --------------------------------
Receivables that are the subject of any Transfer hereunder shall be determined on or prior to the date of such Transfer, and shall be equal to the Aggregated Adjusted Outstanding Balance of such Receivables.

         (c) Identification of Transferred Receivables.  On each Transfer Date,
             -----------------------------------------
a sufficient number of Eligible Receivables (that do not already constitute Transferred Receivables hereunder) of the Originator shall be identified as

Transferred Receivables so that the Outstanding Balance of such Transferred Receivables so identified shall result in the Transfer Amount determined in accordance with Section 2.02(b). The Transferred Receivables will be identified by reference to the General Trial Balance of the Originator. Starting with the first Obligor listed on the General Trial Balance, each Eligible Receivable owed by such Obligor (that does not already constitute a Transferred Receivable hereunder) shall constitute a Transferred Receivable. Additional Transferred Receivables shall be identified in a similar manner by proceeding down the General Trial Balance of the Originator, in alphabetical or numerical sequence for subsequent Obligors.

         (d) Reconstruction of General Trial Balance.  If at any time the
             ---------------------------------------
Originator fails to generate its General Trial Balance, the Transferee shall have the right to reconstruct such General Trial Balance so that a determination of the Transferred Receivables can be made pursuant to Section 2.02(c). The Originator agrees to cooperate with such reconstruction of the General Trial Balance, including, without limitation, the delivery to the Transferee, upon the Transferee's request, of copies of all Contracts and all records relating to the Contracts and the Receivables.

         SECTION 2.03.  Collections.  (a)  Unless otherwise agreed, the
                        -----------
Collection Agent shall, on each Settlement Date, deposit into an account of the Transferee or the Transferee's assignee all Collections of Transferred Receivables then held by the Collection Agent.

         (b) In the event that the Originator believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Transferee or the Transferee's assignee, the Originator shall so advise the Transferee and, on the Business Day following such identification, the Transferee shall remit, or shall cause to be remitted, all Collections so deposited which are identified, to the Transferee's satisfaction, to be Collections of Receivables which are not Transferred Receivables to the Originator.

        SECTION 2.04.  Settlement Procedures.  (a) If on any day the Outstanding
                       ---------------------
Balance of any Transferred Receivable is reduced or adjusted as a result of any defective, rejected, returned or repossessed Equipment or services or any cash discount or other adjustment made by the Originator, or any setoff or dispute between the Originator and an Obligor due to a claim arising out of the same or any other transaction, the Originator shall be deemed to have received on such day a Collection of such Transferred Receivable in the amount of such reduction or adjustment. If the Originator is not the Collection Agent, the Originator shall pay to the Collection Agent on or prior to the next Settlement Date all amounts deemed to have been received pursuant to this subsection.

         (b) Upon discovery by the Originator or the Transferee of a breach of any of the representations and warranties made by the Originator in Section 4.01(i) with respect to any Transferred Receivable, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following such discovery. The Originator shall be deemed to have received a Collection in full of such Transferred Receivable, and all other Receivables relating to the same Contract, and make available to the Transferee on the next succeeding Settlement Date an amount equal to the Outstanding Balance of such Transferred Receivable. Upon such amount being made available, the Transferee shall retransfer such Transferred Receivables to the Originator. Each retransfer of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. If the Originator is not the Collection Agent, the Originator shall pay to the Collection Agent on or prior to the next Settlement Date the amount required to be paid pursuant to this subsection.

         (c) Except as stated in subsection (a) or (b) of this Section 2.04 or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

         SECTION 2.05.  Fees.  The Originator agrees to pay to the Transferee a
                        ----
fee on the date of the initial Transfer of $100,000.

         SECTION 2.06.  Payments and Computations, Etc.  (a) All amounts to be
                        ------------------------------
paid or deposited by the Originator or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to an account designated in writing by the Transferee to the Originator on or prior to the initial Transfer hereunder.

         (b) The Originator shall, to the extent permitted by law, pay to the Transferee interest on any amount not paid or deposited by the Originator (whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

         (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.


                                  ARTICLE III

                            CONDITIONS OF TRANSFERS

         SECTION 3.01.  Conditions Precedent to Initial Transfer from the
                        -------------------------------------------------
Originator.  The initial Transfer of Receivables from the Originator hereunder
----------
is subject to the conditions precedent that the Transferee shall have received on or before the date of such Transfer the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the
Transferee:

         (a) Certified copies of the resolutions of the Board of Directors of the Originator approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

         (b) A certificate of the Secretary or Assistant Secretary of the Originator certifying the names and true signatures of the officers of the Originator authorized to sign this Agreement and the other documents to be delivered by it hereunder.

         (c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of the initial Transfer, naming the Originator as the debtor and the Transferee as the secured party, or other similar instruments or documents, as the Transferee may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Transferee's security interest in the Transferred Receivables and Related Security and Collections with respect thereto.

         (d) Acknowledgment copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Contracts or Related Security previously granted by the Originator.

         (e) Completed requests for information, dated on or before the date of such initial Transfer, listing the financing statements referred to in subsection (c) above and all other effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Originator as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables, Contracts or Related Security).

         (f) Payment by the Transferee to the Originator for the initial Transfer hereunder will constitute acknowledgment that the conditions set forth above have been satisfied or waived.

         SECTION 3.02.  Conditions Precedent to All Transfers.  Each Transfer
                        -------------------------------------
(including the initial Transfer) hereunder shall be subject to the further conditions precedent that:

         (a) With respect to any such Transfer, on or prior to the date of such Transfer, the Originator shall have delivered to the Transferee, (i) if requested by the Transferee, the Originator's General Trial Balance (which if in magnetic tape or diskette format shall be compatible with the Transferee's computer equipment) as of a date not more than 31 days prior to the date of such Transfer, and (ii) a written report identifying, among other things, the Receivables to be included in such Transfer and the then outstanding Transferred Receivables and the aged balance thereof, in each case correlated to Transfers;

         (b) With respect to any such Transfer, on or prior to the date of such Transfer, the Collection Agent shall have delivered to the Transferee, in form and substance satisfactory to the Transferee, a completed Originator Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Transferee;

         (c) At the request of the Transferee or its assignee, the Originator shall have marked its master data processing records and each Contract giving rise to Transferred Receivables and all other relevant records evidencing the Receivables which are the subject of such Transfer with a legend, acceptable to the Transferee, stating that such Receivables, the Related Security and Collections with respect thereto, have been transferred in accordance with this Agreement; and

         (d) On the date of such Transfer the following statements shall be true (and the Originator, by accepting the amount of such Transfer, shall be deemed to have certified that):

(i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Transfer as though made on and as of such date,

(ii) No event has occurred and is continuing, or would result from such Transfer, that constitutes an Event of Termination or would constitute an Incipient Event of Termination; and

(iii) The Transferee shall not have delivered to the Originator a notice that the Originator shall not make any further Transfers hereunder; and

         (e) The Transferee shall have received such other approvals, opinions or documents as the Transferee may reasonably request.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

         SECTION 4.01.  Representations and Warranties of the Originator. The
                        ------------------------------------------------
Originator represents and warrants as follows:

         (a) The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Transferee hereunder, (ii) the collectibility of the Transferred Receivables, or (iii) the ability of the Originator or the Collection Agent to perform their respective obligations hereunder.

         (b) The execution, delivery and performance by the Originator of this Agreement and the other documents to be delivered by it hereunder, including the Originator's transfer of Receivables hereunder, (i) are within the Originator's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Originator's charter or by-laws, (2) any law, rule or regulation applicable to the Originator, (3) any contractual restriction binding on or affecting the Originator or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Originator or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of the Originator's interest in the Transferred Receivables pursuant to this Agreement). This Agreement has been duly executed and delivered by the Originator.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement or any other document to be delivered thereunder.

         (d) This Agreement constitutes the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with its terms.

         (e) The balance sheets of the Originator and its subsidiaries as at September 30, 1995 and June 30, 1996, and the related statements of income and retained earnings of the Originator and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Transferee, fairly present the financial condition of the Originator and its subsidiaries as at such date and the results of the operations of the Originator and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1996 there has been no material adverse change in the business, operations, property or financial or other condition of the Originator.

         (f) There is no pending or threatened action or proceeding affecting the Originator or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Originator or any of its subsidiaries or the ability of the Originator to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

         (g) No proceeds of any Transfer will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

         (h) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (i) Each Receivable purported to be transferred by the Originator hereunder is an Eligible Receivable, the Originator has the right to transfer each Transferred Receivable, together with the Related Security, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Transferee). When the Transferee accepts a Transfer, it shall acquire a valid and perfected first priority security interest in each Transferred Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Transferee), and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except for those filed in favor of the Originator, as secured party, which cover only Equipment, accessories, attachments and additions thereto (and substitutions and proceeds thereof) and such as may be filed in favor of Transferee in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Transferee.

         (j) Each Originator Report (if prepared by the Originator, or to the extent that information contained therein is supplied by the Originator), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Originator to the Transferee in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Transferee at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

        (k) The principal place of business and chief executive office of the Originator and the office where the Originator keeps its records concerning the Transferred Receivables are located at the respective addresses set forth on Exhibit D hereof.

         (m) The Originator is not known by and does not use any trade name or doing-business-as name.

         (n) With respect to any programs used by the Originator in the servicing of the Receivables, no sublicensing agreements are necessary in connection with the designation of a new Collection Agent pursuant to Section 6.01(b) so that such new Collection Agent shall have the benefit of such programs (it being understood that, however, the Collection Agent, if other than
          -- ----- ---------- ----
the Originator, shall be required to be bound by a confidentiality agreement reasonably acceptable to the Originator).

         (o) The transfers of Receivables by the Originator to the Transferee pursuant to this Agreement, and all other transactions between the Originator and the Transferee, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Originator.

         (p) If less than all of the Receivables of the Originator have been transferred to the Transferee pursuant to this Agreement, no selection procedure was utilized by the Originator in selecting the Transferred Receivables to be transferred to the Transferee hereunder which is adverse to the interests of the Transferee or would reasonably be expected to result in the Transferred Receivables containing a higher percentage of Defaulted Receivables than the percentage of Defaulted Receivables in the Receivables retained by the Originator. With respect to each Transferred Receivable, such Receivable is representative of all of the Receivables owned by the Originator.

         (q) Each Contract giving rise to a Receivable provides for Periodic Payments that will fully amortize such Receivable over the term of the Contract related thereto and, except in accordance with the Credit and Collection Policy, the Originator has not extended or amended, modified or waived the terms of any Receivable or any Contract relating to any Receivable.

         (r) The principal place of business and chief executive office of the Transferor and the office where the Transferor keeps its records concerning the Receivables are located at the respective addresses set forth on Exhibit D hereof.


                                   ARTICLE V

                                   COVENANTS

     SECTION 5.01.  A.   Covenants of the Originator.  From the date hereof
                         ---------------------------
until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or become Defaulted
Receivables:

     (a) Compliance with Laws, Etc.  The Originator will comply in all material
         -------------------------
respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of the Originator to perform its obligations under this Agreement.

     (b) Offices, Records and Books of Account.  The Originator will keep its
         -------------------------------------
principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables at the respective addresses set forth on Exhibit D hereof or, upon 30 days' prior written notice to the Transferee, at any other locations in jurisdictions where all actions required by Section 5.01(i) shall have been taken and completed. The Originator also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all

Collections of and adjustments to each existing Transferred Receivable). The Originator shall make a notation in its books and records, including its computer files, to indicate which Receivables have been transferred to the Transferee hereunder.

     (c) Performance and Compliance with Contracts and Credit and Collection
         -------------------------------------------------------------------
Policy.  The Originator will, at its expense, timely and fully perform and
------
comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

     (d) Sales, Liens, Etc.  Except for the transfers contemplated herein, the
         -----------------
Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivables are sent, or assign any right to receive income in respect thereof.

     (e) Extension or Amendment of Transferred Receivables.  Except as provided
         -------------------------------------------------
in Section 6.02(c), the Originator will not extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto. The Originator shall notify the Transferee promptly upon any change in the implied interest rate used by the Originator or any Dealer in originating Contracts.

     (f) Change in Business or Credit and Collection Policy.  The Originator
         --------------------------------------------------
will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of the Originator to perform its obligations under this Agreement.

          (g)  Audits.  The Originator will, from time to time during regular
               ------
business hours as requested by the Transferee or its assigns, permit the Transferee, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Originator relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Originator's performance hereunder or under the Contracts with any of the officers or employees of the Originator having knowledge of such matters.

          (h)  Change in Payment Instructions to Obligors. The Originator will
               ------------------------------------------
not make any change in its instructions to Obligors regarding payments to be made by it unless the Transferee shall have received notice of such change.

          (i)  Further Assurances.
               ------------------

               (i) The Originator agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Transferee or its assignee may reasonably request, to perfect, protect or more fully evidence the transfer of Receivables under this Agreement, or to enable the Transferee or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Originator will, upon the request of the Transferee or its assignee, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables; and (B) deliver to the Transferee copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Transferee's computer equipment).

               (ii) The Originator authorizes the Transferee or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Originator where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

               (iii) The Originator shall perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been transferred.

          (j)  Reporting Requirements.  The Originator will provide to the
               ----------------------
Transferee the following:

(i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of the Originator, balance sheets of the Originator and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Originator and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Originator;

(ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Originator, a copy of the annual report for such year for Alco Standard Corporation and the Annual Report on Form 10-K for the Originator and its subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants acceptable to the Agent;

(iii) as soon as possible and in any event within five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Originator setting forth details of such Event of Termination or Incipient Event of Termination and the
       action that the Originator has taken and proposes to take with respect thereto;

(iv) promptly after the sending or filing thereof, copies of all reports that the Originator sends to any of its securityholders, and copies of all reports and registration statements that the Originator or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v) promptly after the filing or receiving thereof, copies of all reports and notices that the Originator or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Originator or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Originator or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Originator and/or any such Affiliate in excess of $5,000,000;

(vi) at least ten Business Days prior to any change in the Originator's name, a notice setting forth the new name and the effective date thereof;

(vii) concurrently with the delivery of each Originator Report by the Collection Agent, a statement as to whether or not all of the Receivables under all Contracts arising during the immediately preceding month have been transferred by the Originator to the Transferee and, if less than all of such Receivables have been transferred, a summary of those Receivables not transferred; and

(viii) such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Originator as the Transferee may from time to time reasonably request.

          (k)  Separate Conduct of Business.  The Originator will:
               ----------------------------

(i) maintain separate corporate records and books of account from those of the Transferee;

(ii)   conduct its business from an office separate from that of the Transferee;

(iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name;

(iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Transferee;

(v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Transferee;

(vi) not engage in any transaction with the Transferee except as contemplated by this Agreement or as permitted by the Receivables Transfer Agreement;

(vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and

(viii) disclose on its annual financial statements the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles.

               B.   Covenants of the Transferee.  From the date hereof until the
                    ---------------------------
termination of this Agreement, the Transferee will:

(a) maintain separate corporate records and books of account from those of the Originator;

(b)    conduct its business from an office separate from that of the Originator;

(c) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name;

(d) have stationery and other business forms and a mailing address and a telephone number separate from those of the Originator;

(e) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Originator; and

(f) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement.

          SECTION 5.02.  Grant of Security Interest.  To secure all obligations
                         --------------------------
of the Originator arising in connection with this Agreement, and each other agreement entered into in connection with this Agreement, including, without limitation, Indemnified Amounts, payments on account of Collections received or deemed to be received, and any other amounts due the Transferee hereunder, the Originator hereby assigns and grants to Transferee, a security interest in all of the Originator's right, title and interest now or hereafter existing in, to and under all Receivables originated by Dealers, the Related Security and all Collections with respect thereto which do not constitute Transferred Receivables.


                                  ARTICLE VI

                         ADMINISTRATION AND COLLECTION

          SECTION 6.01.  Designation of Collection Agent.  The servicing,
                         -------------------------------
administration and collection of the Transferred Receivables shall be conducted by such Person (the "Collection Agent") so designated hereunder from time to
                     ----------------
time. Until the Transferee or its assignee gives notice to the Originator of the designation of a new Collection Agent, the Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Originator agrees that such notice may be given at any time in the Transferee's or assignee's discretion. Upon the Originator's receipt of such notice, the Originator agrees that it will terminate its activities as Collection Agent hereunder in a manner which the Transferee (or its designee) believes will facilitate the transition of the performance of such activities to the new Collection Agent, and the Originator shall use its best efforts to assist the Transferee (or its designee) to take over the servicing, administration and collection of the Transferred Receivables, including, without limitation, providing access to and copies of all computer tapes or disks and other documents or instruments that evidence or relate to Transferred Receivables maintained in its capacity as Collection Agent and access to all employees and officers of the Originator responsible with respect thereto. The Transferee at any time after giving such notice may designate as Collection Agent any Person (including itself) to succeed the Originator or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Transferee, subcontract with any other Person for the servicing, administration or collection of Transferred Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

          SECTION 6.02.  Duties of Collection Agent.  (a)   The Collection Agent
                         --------------------------
shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Transferee hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01, as agent to enforce its rights in the Transferred Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Transferred Receivables and shall act in the best interests of the Transferee and its assignees.

          (b) Prior to the 15th calendar day of each month, the Collection Agent shall prepare and forward to the Transferee (i) an Originator Report, relating to all then outstanding Transferred Receivables, and the Related Security and Collections with respect thereto, in each case, as of the close of business of the Collection Agent on the last day of the immediately preceding month, and (ii) if requested by the Transferee, a listing by Obligor of all Transferred Receivables correlating Transferred Receivables and Transfers, together with an aging report of such Transferred Receivables.

          (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, the Originator, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Transferred Receivable as the Originator deems appropriate to maximize Collections thereof.

          (d) The Originator shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Originator and the Transferee in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

          (e) The Collection Agent shall as soon as practicable following receipt turn over to the Originator any cash collections or other cash proceeds received with respect to Receivables not constituting Transferred Receivables less all reasonable and appropriate out-of-pocket costs and expenses of the Collection Agent of servicing, collecting and administering the Receivables to the extent not covered by the Collection Agent Fee received by it.

          (f) The Collection Agent also shall perform the other obligations of the "Collection Agent" set forth in this Agreement with respect to the Transferred Receivables.

          SECTION 6.03.  Collection Agent Fee.  The Transferee shall pay to the
                         --------------------
Collection Agent, so long as it is acting as the Collection Agent hereunder, a periodic collection fee (the "Collection Agent Fee") of 1.50% per annum on the
                              --------------------
average daily outstanding Transferee's Interest with respect to the Transferred Receivables, payable on the fifteenth calendar day of each month (or, if such day is not a Business Day, the immediately succeeding Business Day) or such other day during each calendar month as the Transferee and the Collection Agent shall agree. The Collection Agent Fee shall be payable from Collections. So long as the Originator is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 6.03 shall reduce, on a dollar-for-dollar basis, the obligation of the Transferee to pay the "Collection
                                                                      ----------
Agent Fee" pursuant to Section 1.04(c) of the Receivables Transfer Agreement,
---------
provided that such obligation of the Transferor shall in no event be reduced below zero.

          SECTION 6.04.  Certain Rights of the Transferee.  (a) The Transferee
                         --------------------------------
may, at any time, give notice of the transfer of Transferred Receivables and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Transferee or its designee.

          (b) The Originator shall, at any time upon the Transferee's request and at the Originator's expense, give notice of the transfer of Transferred Receivables to each Obligor of Transferred Receivables and direct that payments of all amounts payable under such Transferred Receivables be made directly to the Transferee or its designee.

          (c) At the Transferee's request and at the Originator's expense, the Originator and the Collection Agent shall (i) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Transferred Receivables, and shall make the same available to the Transferee at a place selected by the Transferee or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Transferee and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the

Transferee or its designee. The Transferee shall also have the right to make copies of all such documents, instruments and other records at any time.

          (d) The Originator authorizes the Transferee to take any and all steps in the Originator's name and on behalf of the Originator that are necessary or desirable, in the determination of the Transferee, to collect amounts due under the Transferred Receivables.

          SECTION 6.05.  Rights and Remedies.  (a) If the Originator or the
                         -------------------
Collection Agent fails to perform any of its obligations under this Agreement, the Transferee may (but shall not be required to) itself perform, or cause performance of, such obligation, and, if the Originator (as Collection Agent or otherwise) fails to so perform, the costs and expenses of the Transferee incurred in connection therewith shall be payable by the Originator as provided in Section 8.01 or Section 9.04 as applicable.

          (b) The Originator shall perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Originator had not transferred Receivables hereunder and the exercise by the Transferee of its rights hereunder shall not relieve the Originator from such obligations or its obligations with respect to the Transferred Receivables. The Transferee shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Transferee be obligated to perform any of the obligations of the Originator thereunder.

          (c) The Originator shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

          SECTION 6.06.  Transfer of Records to Transferee.  Each Transfer and
                         ---------------------------------
contribution of Receivables hereunder shall include the transfer to the Transferee of all of the Originator's right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of the Originator's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the

Transferred Receivables are either collected in full or become Defaulted Receivables.

          The Originator shall take such action requested by the Transferee, from time to time hereafter, that may be necessary or appropriate to ensure that the Transferee has an enforceable interest in the records relating to the Transferred Receivables and rights to the use of the Originator's computer software system to access and create such records.

          In recognition of the Originator's need to have access to the records transferred to the Transferee hereunder, the Transferee hereby grants to the Originator an irrevocable license to access such records in connection with any activity arising in the ordinary course of the Originator's business or in performance of its duties as Collection Agent, provided that (i) the Originator shall not disrupt or otherwise interfere with the Transferee's use of and access to such records during such license period and (ii) the Originator consents to the assignment and delivery of the records (including any information contained therein relating to the Originator or its operations) to any assignees or transferees of the Transferee provided they agree to hold such records confidential.


                                  ARTICLE VII

                             EVENTS OF TERMINATION

          SECTION 7.01.  Events of Termination.  If any of the following events
                         ---------------------
("Events of Termination") shall occur and be continuing:
-----------------------

          (a)  The Collection Agent (if the Originator or any of its Affiliates)
(i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for three Business Days of the receipt of notice or actual knowledge thereof or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

          (b) The Originator shall fail (i) to transfer to the Transferee when requested any rights, pursuant to this Agreement, which the Originator then has as Collection Agent, or (ii) to make any payment required under Section 2.04(a) or 2.04(b); or

          (c) Any representation or warranty made or deemed made by the Originator (or any of its officers) under or in connection with this Agreement or any information or report delivered by the Originator pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

          (d) The Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Originator by the Transferee; or

          (e) The Originator or any of its subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f)  [Reserved]

          (g) The Originator or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Originator or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

          (h) An Event of Termination shall have occurred under the Receivables Transfer Agreement; or

          (i) There shall have occurred any material adverse change in the financial condition or operations of the Originator since June 30, 1996; or there shall have occurred any event which may materially adversely affect the collectibility of the Transferred Receivables or the ability of the Originator to collect Transferred Receivables or otherwise perform its obligations under this Agreement;

then, and in any such event, the Transferee may, by notice to the Originator, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed the Originator as Collection Agent; provided, that, automatically upon the
                                    --------
occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, the Originator (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Transferee (or its assigns or designees) shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Transferee shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.


                                 ARTICLE VIII

                                INDEMNIFICATION

          SECTION 8.01.  Indemnities by the Originator. Without limiting any
                         -----------------------------
other rights which the Transferee may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Transferee and its assigns and transferees (each, an "Indemnified Party") from and against any and all damages,
                       -----------------
claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any
                -------------------
Indemnified Party in connection with the transactions contemplated by this Agreement. It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables and
(ii) that nothing in this Section 8.01 shall require the Originator to indemnify any Person (a) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (b) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct, or (c) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Receivable or any Contract.

                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any
                         ---------------
provision of this Agreement or consent to any departure by the Originator therefrom shall be effective unless in a writing signed by the Transferee and, in the case of any amendment, also signed by the Originator, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Transferee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 9.02.  Notices, Etc.  All notices and other communications
                         ------------
hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

          SECTION 9.03.  Binding Effect; Assignability. (a) This Agreement shall
                         -----------------------------
be binding upon and inure to the benefit of the Originator, the Transferee and their respective successors and assigns; provided, however, that the Originator
                                         --------  -------
may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Transferee. In connection with any assignment by the Transferee of all or a portion of the Transferred Receivables, the assignee shall, to the extent of its assignment, have all rights of the Transferee under this Agreement (as if such buyer or assignee, as the case may be, were the Transferee hereunder) except to the extent specifically provided in the agreement between the Transferee and such assignee.

          (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; provided, however, that rights and remedies with respect
                       --------  -------
to any breach of any representation and warranty made by the Originator pursuant to Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and
9.06 shall be continuing and shall survive any termination of this Agreement.

          SECTION 9.04. Costs, Expenses and Taxes.  (a) In addition to the
                        -------------------------
rights of indemnification granted to the Transferee pursuant to Article VIII hereof, the Originator agrees to pay on demand all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Transferee (including the reasonable allocable fees of the Transferee's in-house counsel) with respect thereto and with respect to advising the Transferee as to its rights and remedies under this Agreement, and the Originator agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or
                       ---------  -------
collection of Transferred Receivables.

          (b) In addition, the Originator agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Originator agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 9.05. No Proceedings.  The Originator hereby agrees that it
                        --------------
will not institute against the Transferee any proceeding of the type referred to in Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

          SECTION 9.06. Confidentiality.  Unless otherwise required by
                        ---------------
applicable law, each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, and (ii) such party's legal counsel and auditors and the Transferee's assignees, if they agree in each case to hold it confidential.

          SECTION 9.07. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                        -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE TRANSFEREE'S INTEREST IN THE RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 9.08. Third Party Beneficiary.  Each of the parties hereto
                        -----------------------
hereby acknowledges that the Transferee may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Originator hereby consents to any such assignments. All such assignees, including parties to the Receivables Transfer Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Transferee's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

          SECTION 9.09. Tax Treatment.  It is the intention of the Originator
                        -------------
and the Transferee that for federal, state and local income and franchise tax purposes, the Transferee's Interest will be treated as evidence of indebtedness of the Originator secured by the Receivables, the Related Security and Collections and other proceeds thereof. The Originator and the Transferee, by entering into this Agreement, intend to treat the Transferee's Interest as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further such intentions of the parties hereto.

          SECTION 9.10. Execution in Counterparts.  This Agreement may be
                        -------------------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:              IKON CAPITAL, INC.


                         By:
                             ---------------------------
                         Name:
                         Title:

                         Address:

                         1738 Bass Road
                         Macon, Georgia  31210
                         Attn:  Harry G. Kozee
                         Tel. No.:  (912) 471-2306
                         Facsimile No.:  (912) 471-2376

                         for purposes of notices, with a copy to:

                         Alco Standard Corporation
                         925 Duportail Road
                         Wayne, Pennsylvania  19087
                         Attention:  Jack Quinn
                         Facsimile No.:  (610) 296-3248

TRANSFEREE:              IKON FUNDING INC.


                         By:
                             ---------------------------
                         Name:
                         Title:

                         Address:

                         501 Silverside Road, Suite 28
                         Wilmington, Delaware  19809
                         Attention:  Robert McLain
                         Facsimile No.: (302) 798-2779

                                   EXHIBIT A


                         CREDIT AND COLLECTION POLICY

                              EXHIBIT B

                               DEALERS

Allegheny Business Machines         Mirex 5317 Mirex Drive
Foster Plaza Three                  5317 Mirex Drive
601 Holiday Drive                   St. Louis, MO 63119
Pittsburgh, PA 15220
                                    Redden-Miller Office Machines
American Business Machines          P.O. Box 910
5701 Mayfair Road                   107 South 3rd Avenue
North Canton, OH                    Marshalltown, IA 50158

Kex Copysource                      Decoursey Business Systems
350 South Avenue                    P.O. Box 15329
Rochester, NY 14620                 Lenexa, KS 66215-5329
                                    Street Address
                                    --------------
Copier Consultants                  9120 Barton
7009 Albert Pick Road               Overland Park, KS 66214
Greensboro, NC 27409
                                    Colorado Copier
Omni Business Systems               637 South Pierce
2725 Center Place                   Louisville, CO 80027
Melbourne, FL 32940
                                    American Business Machines-
                                     Portland
Unitech of Mississippi              2720 S.W. Corbett
P.O. Box 20639                      Portland, OR 97201
5345 Highway 18S
Jackson, MS 39289-1639              Xtec Office Systems
                                    901 Jefferson Avenue
Paul B. Williams                    Valley Forge Corporate Center
1035 Winston Street                 Norristown, PA 19403
Greensboro, NC 27405

                                   EXHIBIT C


                               DESIGNATED STATES


Delaware
Hawaii
Kansas
Maryland
Minnesota
Montana
New Mexico
New York
North Carolina

                                   EXHIBIT D


     The principal place of business and chief executive offices of the Transferor are located at:

          IKON FUNDING INC.
          501 Silverside Road, Suite 28
          Wilmington, Delaware  19809

     The original records concerning the Receivables (and all original documents related thereto) are located at the offices of the Collection Agent at:

          IKON CAPITAL, INC.
          1738 Bass Road
          Macon, Georgia  31210

                              TRANSFER AGREEMENT

                        Dated as of September 30, 1996

                                    Between

                              IKON CAPITAL, INC.

                                 as Originator
                                 -------------

                                      and

                               IKON FUNDING INC.

                                 as Transferee
                                 -------------

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
PRELIMINARY STATEMENTS..................................................................................... 1

ARTICLE I         DEFINITIONS.............................................................................. 1
         SECTION 1.01.   Certain Defined Terms............................................................. 1
            Adverse Claim.................................................................................. 1
            Affiliate...................................................................................... 1
            Aggregate Adjusted Outstanding Balance......................................................... 1
            Alternate Base Rate............................................................................ 2
            Applicable Percentage.......................................................................... 2
            Business Day................................................................................... 3
            Collection Agent............................................................................... 3
            Collection Agent Fee........................................................................... 3
            Collections.................................................................................... 3
            Contract....................................................................................... 3
            Credit and Collection Policy................................................................... 3
            Dealer......................................................................................... 3
            Debt........................................................................................... 4
            Default Ratio.................................................................................. 4
            Defaulted Receivable........................................................................... 4
            Designated Obligor............................................................................. 4
            Designated States.............................................................................. 5
            Dilution....................................................................................... 5
            Discount....................................................................................... 5
            Eligible Receivable............................................................................ 5
            Equipment...................................................................................... 7
            ERISA.......................................................................................... 7
            Event of Termination........................................................................... 7
            Facility....................................................................................... 7
            Facility Termination Date...................................................................... 7
            Federal Funds Rate............................................................................. 8
            General Trial Balance.......................................................................... 8
            Incipient Event of Termination................................................................. 8
            Indemnified Amounts............................................................................ 8
            Obligor........................................................................................ 8

                                                                                                            Page
                                                                                                            ----
             Originator Report............................................................................... 8
             Outstanding Balance............................................................................. 8
             Parent.......................................................................................... 9
             Periodic Payments............................................................................... 9
             Person.......................................................................................... 9
             Receivable...................................................................................... 9
             Receivables Transfer Agreement.................................................................. 9
             Receivables Transfer Request.................................................................... 9
             Related Contract............................................................................... 10
             Related Security............................................................................... 10
             Scheduled Termination Date..................................................................... 10
             Settlement Date................................................................................ 10
             Support Agreement.............................................................................. 11
             Transfer....................................................................................... 11
             Transfer Date.................................................................................. 11
             Transferee's Interest.......................................................................... 11
             Transferred Receivable......................................................................... 11
             UCC............................................................................................ 11
         SECTION 1.02.  Other Terms......................................................................... 11

ARTICLE II         AMOUNTS AND TERMS OF TRANSFERS AND CONTRIBUTIONS......................................... 12
         SECTION 2.01.  Facility............................................................................ 12
         SECTION 2.02.  Making Transfers.................................................................... 12
         SECTION 2.03.  Collections......................................................................... 13
         SECTION 2.04.  Settlement Procedures............................................................... 13
         SECTION 2.05.  Fees................................................................................ 14
         SECTION 2.06.  Payments and Computations, Etc...................................................... 15

ARTICLE III        CONDITIONS OF TRANSFERS.................................................................. 15
         SECTION 3.01.  Conditions Precedent to Initial Transfer from the Originator........................ 15
         SECTION 3.02.  Conditions Precedent to All Transfers............................................... 16

                                                                                                           Page
                                                                                                           ----
ARTICLE IV         REPRESENTATIONS AND WARRANTIES........................................................... 18
         SECTION 4.01.  Representations and Warranties of the Originator.................................... 18

ARTICLE V          COVENANTS ............................................................................... 22
         SECTION 5.01.  A.   Covenants of the Originator.................................................... 22
                        B.   Covenants of the Transferee.................................................... 27
         SECTION 5.02.  Grant of Security Interest.......................................................... 28

ARTICLE VI         ADMINISTRATION AND COLLECTION............................................................ 28
         SECTION 6.01.  Designation of Collection Agent..................................................... 28
         SECTION 6.02.  Duties of Collection Agent.......................................................... 29
         SECTION 6.03.  Collection Agent Fee................................................................ 30
         SECTION 6.04.  Certain Rights of the Transferee.................................................... 31
         SECTION 6.05.  Rights and Remedies................................................................. 32
         SECTION 6.06.  Transfer of Records to Transferee................................................... 32

ARTICLE VII        EVENTS OF TERMINATION.................................................................... 33
         SECTION 7.01.  Events of Termination............................................................... 33

ARTICLE VIII       INDEMNIFICATION.......................................................................... 36
         SECTION 8.01.  Indemnities by the Originator....................................................... 36

ARTICLE IX         MISCELLANEOUS............................................................................ 37
         SECTION 9.01.  Amendments, Etc..................................................................... 37
         SECTION 9.02.  Notices, Etc........................................................................ 37
         SECTION 9.03.  Binding Effect; Assignability....................................................... 37
         SECTION 9.04.  Costs, Expenses and Taxes........................................................... 38
         SECTION 9.05.  No Proceedings...................................................................... 38
         SECTION 9.06.  Confidentiality..................................................................... 39

                                                                                                           Page
                                                                                                           ----
         SECTION 9.07.  GOVERNING LAW....................................................................... 39
         SECTION 9.08.  Third Party Beneficiary............................................................. 39
         SECTION 9.09.  Tax Treatment....................................................................... 39
         SECTION 9.10.  Execution in Counterparts........................................................... 40



                                                      EXHIBITS

EXHIBIT A        Credit and Collection Policy
EXHIBIT B        List of Dealers
EXHIBIT C        List of Designated States
EXHIBIT D        Principal Place of Business and Location of Records